Exhibit 3

Consent of Independent Auditor

We consent to the incorporation by reference in the Registration Statement (No.333-216521) of Japan International Cooperation Agency of our report dated June 18, 2021, with respect to the financial statements of the general account of Japan International Cooperation Agency included in its Annual Report on Form 18-K for the year ended March 31, 2021.

/s/ Ernst & Young ShinNihon LLC

Tokyo, Japan

September 27, 2021

Consent of Independent Auditor

We consent to the incorporation by reference in the Registration Statement (No.333-216521) of Japan International Cooperation Agency of our report dated June 18, 2021, with respect to the financial statements of the finance and investment account of Japan International Cooperation Agency included in its Annual Report on Form 18-K for the year ended March 31, 2021.

/s/ Ernst & Young ShinNihon LLC

Tokyo, Japan

September 27, 2021